EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of TX Holdings, Inc., a Georgia corporation (the "Company"), on Form 10-Q for the quarter ended December 31, 2009, as filed with the Securities and Exchange Commission (the "Report"), William "Buck" Shrewsbury, Chief Executive Officer of the Company, does hereby certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. .
1350),  that  to  his  knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ William "Buck" Shrewsbury
- -----------------------
William "Buck" Shrewsbury
Chief Executive Officer
February 12, 2010

[A signed original of this written statement required by Section 906 has been provided to TX Holdings, Inc. and will be retained by TX Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]

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